EXHIBIT 10.2

Upon recordation return to:

Patra Geroulis, Esq.

Ice Miller LLP

200 West Madison

Suite 3500

Chicago, IL 60606

ASSUMPTION

AGREEMENT

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of January, 2012, by and among SIR Windsor on the River, LLC, a Delaware limited liability company, having its principal place of business at c/o: Steadfast Companies, 18100 Von Karman Ave., Suite 500, Irvine, CA 92612 (the “Assuming Borrower”), Windsor on the River, LLC, a Delaware limited liability company, having its principal place of business at 5400 West Elm Street, Suite 110, McHenry, Illinois 60050 (the “Borrower”), The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), for Holders of the Iowa Finance Authority Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A in the principal amount of $24,000,000 (the “Bonds”).

Recitals

A. The Iowa Finance Authority, a public instrumentality and agency of the State of Iowa (the “Issuer”) issued the Bonds pursuant to an Indenture of Trust, dated as of May 1, 2007, between the Issuer and the Trustee (the “Indenture”) for the purpose of providing a loan to Borrower in the original principal amount of Twenty Four Million and 00/100 Dollars ($24,000,000) (the “Loan”). The Loan is evidenced by the documents executed by Borrower, as all such documents are set forth on Exhibit A (the “Documents”).

B. In connection with the Bonds, the Borrower executed and delivered that certain Land Use Restriction Agreement dated as of November 1, 2007 (the “Land Use Restriction Agreement”) with the Issuer and the Trustee and the other Documents listed in Exhibit A herein.

C. As of the date hereof and immediately prior to the consummation of the transactions described herein, Borrower is the owner of the real property described in Exhibit B and all improvements and personal property located thereon (the “Subject Property”).

D. The Borrower plans to transfer the Subject Property to Assuming Borrower subject to the satisfaction of certain conditions specified therein.

E. Trustee is willing to consent to the assumption by Assuming Borrower of the Loan and the obligations of Borrower under the Documents, on and subject to the terms and conditions set forth in this Agreement, the Land Use Restriction Agreement and in the other Documents.

F. Trustee, Borrower and Assuming Borrower, by their respective executions hereof, evidence their consent to the assumption of the Land Use Restriction Agreement and the assumption of the other Documents, as hereinafter set forth.

G. Capitalized terms used herein and not defined shall have the meaning given such terms in the Land Use Restriction Agreement.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Representations, Warranties, and Covenants of Borrower.

(a) The Borrower hereby represents to Trustee, as of the date hereof, that: (i) contemporaneously with the execution and delivery hereof, it has conveyed and transferred all of the Subject Property to Assuming Borrower; (ii) contemporaneously with the execution and delivery hereof, it has assigned and transferred to Assuming Borrower all leases with respect to the Subject Property retaining no rights therein or thereto; and (iii) no default by it has occurred and is presently continuing under the provisions of the Documents.

2. Representations, Warranties, and Covenants of Assuming Borrower.

(a) Assuming Borrower hereby covenants and agrees that from and after the date the Assuming Borrower acquires title and rights to the Subject Property (the “Effective Date”), it: (i) hereby assumes all of the obligations and covenants of the Borrower and all restrictions applicable to the Project contained in the Land Use Restriction Agreement; (ii) hereby assumes the obligations of the Borrower contained in the other Documents in accordance with the terms of the Documents and this Agreement; (iii) shall pay when and as due all sums due under the Documents; and (iv) shall perform all obligations imposed upon Borrower under the Documents. Assuming Borrower has no knowledge that any of the representations and warranties made by Borrower herein are untrue, incomplete, or incorrect.

(b) Assuming Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Assuming Borrower’s registered office is as set forth in its Articles of Organization or most recent amendment thereto. Assuming Borrower has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Documents. Assuming Borrower is in good standing under the laws of the State of its formation.

(c) This Agreement and the Documents constitute legal, valid and binding obligations of Assuming Borrower, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with this Agreement or any of the Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Borrower or any property of Assuming Borrower is bound or any statute, rule or regulation applicable to Assuming Borrower.

(d) Neither the execution of this Agreement nor the assumption and performance of the obligations hereunder has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Borrower or any property of Assuming Borrower is bound or any statute, rule or regulation applicable to Assuming Borrower.

(e) There is no action, proceeding or investigation pending or threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Assuming Borrower.

(f) No representation or warranty of Assuming Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

3. Assumption of Obligations. Assuming Borrower hereby assumes the Loan and all of the obligations of the Borrower of every type and nature set forth in Documents in accordance with their respective terms and conditions. Assuming Borrower further agrees from and after the Effective Date, to abide by and be bound by all of the terms of the Documents, including but not limited to, the representations, warranties, covenants, assurances and indemnifications therein, all as though each of the Documents had been made, executed, and delivered by Assuming Borrower. Assuming Borrower agrees from and after the Effective Date, to pay, perform, and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Documents at the time, in the manner and otherwise in all respects as therein provided. Assuming Borrower hereby acknowledges, agrees and warrants that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Assuming Borrower to avoid or delay timely performance of its obligations under the Documents, as applicable.

4. Default.

(a) Breach. Any breach by Assuming Borrower of any of the representations, warranties and covenants of this Agreement shall constitute a default under this Agreement.

(b) Failure to Comply. Assuming Borrower’s failure to fulfill any one of the covenants, conditions and agreements set forth in this Agreement shall constitute a default under this Agreement.

5. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.

6. Captions. The headings to the Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

7. Partial Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

8. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitutes the entire agreement among the parties hereto with respect to the assumption of the Documents and shall not be amended unless such amendment is in writing and executed by each of the parties. The Agreement supersedes all prior negotiations regarding the subject matter hereof.

9. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but any of which, taken together, will constitute one and the same Agreement.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

12. Effective Date. This Agreement shall be effective as of January 26th, 2012.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

BORROWER:

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:	/s/ Brian G. Cunant
Its:	Manager

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF	)

On this 23rd day of January, 2012, before me appeared Brian G. Cunant , to me personally known, who being by me duly sworn did say that he is the Manager of Windsor on the River, LLC, and that he is the person who executed the foregoing instrument as such officer in behalf of said Windsor on the River, LLC, and acknowledge that he executed the same as his free act and deed as such Manager of Windsor on the River, LLC.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above written.

/s/ Joyce M. Hung
(Signature)

Joyce M. Hung
(Printed Name)

Notary Public in and for said County and State

[SEAL]

My Commission Expires: 8/19/12.

My County of Residence: McHenry.

ASSUMING BORROWER:

SIR WINDSOR ON THE RIVER, LLC, a Delaware limited liability company, as Borrower

By:	/s/ Rodney F. Emery
Its:	CEO and President

STATE OF	)
	)	SS:
COUNTY OF	)

On this      day of January, 2012, before me appeared                     , to me personally known, who being by me duly sworn did say that he/she is the              of SIR Windsor on the River, LLC, and that he/she is the person who executed the foregoing instrument as such officer in behalf of said SIR Windsor on the River, LLC, and acknowledge that he executed the same as his/her free act and deed as such              of SIR Windsor on the River, LLC.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above written.

(Signature)

(Printed Name)

Notary Public in and for said County and State

[SEAL]

My Commission Expires:                     .

My County of Residence:                     .

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Joan Blume
Its:	Vice President

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF COOK	)

On this 25th day of January, 2012, before me appeared Joan Blume, to me personally known, who being by me duly sworn did say that Joan is a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, and acknowledged said instrument to be the free act and deed of said banking association.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal, the day and year last above written.

/s/ Diane Mary Wuertz
(Signature)

Diane Mary Wuertz
(Printed Name)

Notary Public in and for said County and State

[SEAL]

My Commission Expires:                     .

My County of Residence:                     .

EXHIBIT A

1.	Land Use Restriction Agreement dated as of November 1, 2007, among the Borrower, the Issuer and the Trustee.

2.	Loan Agreement dated as of May 1, 2007, by and between the Issuer and the Borrower.

3.	Remarketing Agreement dated as of May 1, 2007 between the Borrower and Stern Brothers & Co.

4.	Note dated February 1, 2008 of the Borrower.

5.	Certificate of the Issuer Re: Arbitrage dated November 15, 2007, as amended and supplemented by a Supplement to Certificate of Issuer re Arbitrage dated February 1, 2008, each between the Issuer and the Borrower.

6.	Tax Representation Certificate dated November 15, 2007, as amended and supplemented by a Supplement to Tax Representation Certificate dated February 1, 2008, of the Borrower.

EXHIBIT B

Legal Description of Real Subject Property

(Attached hereto)